                                                                    Exhibit 99.1

                             TERMINATION AGREEMENT

          TERMINATION AGREEMENT, dated as of January 10, 2001 between Western Multiplex Corporation, a Delaware corporation ("Western"), and Adaptive Broadband Corporation, a Delaware corporation ("Adaptive").

          WHEREAS, Adaptive, Western and WA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Western ("Sub"), are parties to an Agreement and Plan of Merger dated as of November 12, 2000 (the "Merger Agreement");

          WHEREAS Adaptive and Western have entered into reciprocal Stock Option Agreements, each dated as of November 12, 2000 (collectively, the "Stock Option Agreements");

          WHEREAS, Adaptive and WMC Holding LLC, a Delaware limited liability company, have entered into a Voting Agreement dated as of November 12, 2000;

          WHEREAS, Western has incurred significant Expenses (as defined in the Merger Agreement) in connection with entering into and pursuing the transactions contemplated by the Merger Agreement;

          WHEREAS, Section 7.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time (as defined in the Merger Agreement) by mutual written consent of Western and Adaptive;

          WHEREAS, Western and Adaptive desire to terminate the Merger Agreement, the Stock Option Agreements and the Voting Agreement effective immediately;

          NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1. Pursuant to, and in accordance with the procedures set forth in, Section 7.1(a) of the Merger Agreement, Adaptive and Western hereby terminate the Merger Agreement and the Option Agreements effective immediately with the effect set forth in Section 2 hereof.

          SECTION 2. Subject to Adaptive's compliance with Section 3 below, the Merger Agreement and the Stock Option Agreements shall be void and there shall be no liability or obligation on the part of Adaptive or Western or their respective officers or directors as a result of or relating to any provision of the Merger Agreement or the Stock Option Agreements or any breach of, or the execution or termination of, the Merger Agreement or the Stock Option Agreements. Notwithstanding the foregoing, the second sentence of Section 5.2 and Sections 3.1(r), 3.2(u), 5.5 (except as set forth in Section 3 of this Agreement), and Article VIII of the Merger Agreement shall be effective as a binding agreement between Western and Adaptive from and after the date hereof as if they were fully set forth in this place.

          SECTION 3. Not later than the close of business on January 11, 2001, Adaptive shall pay Western $3,000,000 (the "Reimbursement Payment") by wire transfer of immediately available funds as reimbursement for Expenses actually paid or incurred by Western that have been previously disclosed in writing by Western to Adaptive. The parties hereby agree that the

Reimbursement Payment shall be in full satisfaction of any obligation of Adaptive pursuant to Section 5.5(b) of the Merger Agreement and Adaptive and Western shall have no further obligation to the other thereunder.

          SECTION 4. This Termination Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          SECTION 5. This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that State. Any dispute under this Agreement shall be brought and determined in the Chancery or other Courts of the State of Delaware.

          IN WITNESS WHEREOF, Western and Adaptive have caused this Termination Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                              WESTERN MULTIPLEX CORPORATION


                                 /s/ Jonathan Zakin
                              -------------------------------------
                              Name:  Jonathan Zakin
                              Title: CEO and Chairman


                              ADAPTIVE BROADBAND CORPORATION


                                 /s/ Daniel L. Scharre
                              -------------------------------------
                              Name:  Daniel L. Scharre
                              Title: President and CEO